Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-195387 on Form S-3, Registration Statement No. 333-189516 on Form S-1, Registration Statement No. 333-183544 on Form S-1, Registration Statement No. 333-179146 on Form S-1, Registration Statement No. 333-175779 on Form S-1, Registration Statement No. 333-197678 on Form S-8, Registration Statement No. 333-194570 on Form S-8, Registration Statement No. 333-192995 on Form S-8, Registration Statement No. 333-188726 on Form S-8, Registration Statement No. 333-176537 and Registration Statement No. 333-202752 on Form S-8 of our reports dated October 14, 2015, with respect to the financial statements of OncoSec Medical Incorporated as of July 31, 2015 and for the year then ended and the consolidated financial statements as of July 31, 2014 and for the years ended July 31, 2014 and 2013, and the effectiveness of internal control over financial reporting as of July 31, 2015, included in this Annual Report on Form 10-K.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 14, 2015